UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2007

Kinetic Concepts, Inc.
(Exact name of registrant as specified in its charter)

Texas	0001-09913	74-1891727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas		78230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

           On December 14, 2007, KCI Manufacturing, a wholly-owned subsidiary of Kinetic Concepts, Inc. ("KCI"), entered into a Toll Manufacturing Agreement (the "Agreement") with Avail Medical Products, Inc. ("Avail").  The Agreement is effective as of November 30, 2007, and replaces the Amended and Restated Manufacturing Agreement between KCI and Avail, dated December 18, 2002 (the "2002 Agreement").  The Agreement retains the material provisions of the 2002 Agreement, including an initial thirty-six month term, through November 2010, with automatic extension thereafter for additional twelve-month periods unless either party gives notice to the contrary (the "Exclusivity Period").  Pursuant to the Agreement, Avail will continue as KCI's exclusive supplier for sterile disposable products for use with KCI's V.A.C.® Therapy systems throughout the Exclusivity Period.  The Agreement also provides that during the Exclusivity Period and thereafter for an additional thirty-six months, Avail will not manufacture or sell similar products for or to any customer other than KCI.

The above description is qualified in its entirety by the text of the Agreement, which will be filed as an exhibit to KCI's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 1.02.  Termination of a Material Definitive Agreement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC.
(Registrant)

Date: December 20, 2007	By:	/s/ Brian Busenlehner
	Name:	Brian Busenlehner
	Title:	Vice President and Corporate Controller